EXHIBIT 32 - CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of American Axle & Manufacturing Holdings, Inc. (Issuer) on Form 10-Q for the period ending March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (Report), I, Richard E. Dauch, Co-Founder, Chairman of the Board & Chief Executive Officer of the Issuer, and I, Thomas L. Martin, Vice President - Finance & Chief Financial Officer of the Issuer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

        (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

By: /s/ Richard E. Dauch	By: /s/ Michael K. Simonte
Richard E. Dauch Co-Founder, Chairman of the Board & Chief Executive Officer May 2, 2006	Michael K. Simonte Vice President - Finance & Chief Financial Officer May 2, 2006